                                                                 EXHIBIT 10.28B

                            FIRST AMENDMENT TO LEASE

      THIS FIRST AMENDMENT TO LEASE ("AMENDMENT") is made and entered into as of the 3rd day of July, 2001 by and between LNR SEAVIEW, INC., a Delaware corporation ("LANDLORD"), and WEBSIDESTORY, INC. a California corporation ('TENANT").

                                    RECITALS:

      A. Landlord and Tenant entered into that certain Office Lease, dated as of August 23, 1999 (the "LEASE"), whereby Tenant leased certain office space in the building located at 10182 Telesis Court, San Diego, California 92121.

      B. By this Amendment, Landlord and Tenant desire to provide for the removal of certain improvements to be constructed in the Premises and to otherwise modify the Lease as provided herein.

      C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT:

      1. Sublease. Tenant has entered into a Sublease with RF Magic ("SUBLEASE") whereby RF Magic subleases a portion of the fourth (4th) floor of the Premises consisting of 21,352 rentable square feet (the 'SUBLEASED PREMISES"). In connection with the Sublease, RF Magic proposes to build certain improvements in the Subleased Premises, which improvements will include two (2) laboratories (the "LABS"). Landlord has agreed to consent to the construction of the Labs, contingent upon Tenant's agreement to the terms and conditions contained in this Amendment.

      2. Removal of Labs. Upon the expiration or earlier termination of the Lease, Tenant hereby agrees to (i) remove the Labs from the Subleased Premises,
(ii) restore the area to the condition existing prior to the construction of the Labs and (iii) repair any damage to the Subleased Premises or Project caused by such removal, all at Tenant's sole cost and expense. In the event Tenant fails to perform the foregoing work as required herein, Tenant shall be in default under the Lease.

      3. Letter of Credit. As security for Tenant's performance of its obligations under the Lease, Tenant shall, on or before July 13, 2001, deliver to Landlord an unconditional, irrevocable and renewable letter of credit issued by a bank reasonably satisfactory to Landlord with a branch capable of honoring a demand upon such Letter of Credit located in Southern California ("Letter of Credit") in favor of Landlord in form reasonably satisfactory to Landlord, in the initial principal amount of Thirty Thousand Dollars ($30,000.00). The failure of Tenant to deliver the Letter of Credit on or before July 13, 2001, shall constitute a default by Tenant under the Lease without the application of any notice and cure period. The Letter of Credit shall state that an authorized officer or other representative of Landlord may make demand on Landlord's behalf for the amount owed by Tenant to Landlord, and that the issuing bank must immediately honor such demand, without qualification or satisfaction of any conditions, except the proper identification of the party making such demand and the reason that the party is making the demand. In addition, the Letter of Credit shall indicate that it is transferable in its entirety by Landlord as beneficiary and that upon receiving written notice of transfer, and upon presentation to the issuer of the original Letter of Credit, the issuer will reissue the Letter of Credit naming such transferee as the beneficiary. If the term of the Letter of Credit held by Landlord will expire prior to thirty (30) days following the expiration date of the Lease and it is not extended, or a new Letter of Credit for an extended period of time is not substituted, at least thirty (30)

                                                                SEAVIEW PHASE II
                                                                  [WebSideStory]
days prior to the expiration of the Letter of Credit, then Landlord may deliver written notice of such fact to Tenant and if Tenant does not extend the Letter of Credit or substitute a new Letter of Credit within ten (10) days after Tenant's receipt of such notice from Landlord, Landlord shall be entitled to make demand for the principal amount of said Letter of Credit and, thereafter, to hold such funds in accordance with this Section 4 below. Notwithstanding anything to the contrary contained in the Lease, the Letter of Credit required by this Section 4 shall not be reduced and is not subject to cancellation regardless of Tenant's net worth. In addition, upon thirty (30) days' prior notice to Tenant, Landlord may require that the stated amount of the Letter of Credit be increased to the amount Landlord reasonably estimates it will cost to perform the removal and restoration work described in Section 2 above. The Letter of Credit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of the Lease. If Tenant commits a default with respect to any provision of the Lease, Landlord may (but shall not be required to) draw upon the Letter of Credit and use, apply or retain all or any part of the proceeds for the payment of any sum which is in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Letter of Credit is so used or applied, Tenant shall, within ten (10) days after demand therefor, post an additional Letter of Credit in an amount sufficient to restore the Letter of Credit to the principal amount required under this Section 4 above. Landlord shall not be required to keep any proceeds from the Letter of Credit separate from its general funds and Tenant shall not be entitled to any interest on such proceeds. Should Landlord sell its interest in the Premises during the Term and if Landlord deposits with the purchaser thereof the Letter of Credit or any proceeds of the Letter of Credit, thereupon Landlord shall be discharged from any further liability with respect to the Letter of Credit and said proceeds.

      4. Correction to Section 5.2(a) of the Lease. The word "within" in the fifteenth (15th) line of Section 5.2(a) of the Lease is deleted and the words "at least" are substituted therefor.

      5. Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

      6. Tenant's Authority. Tenant and the persons executing this Amendment on behalf of Tenant represent and warrant that: (a) Tenant is a duly organized and validly existing partnership or corporation and is qualified to do business in the state in which the Premises are located; (b) such persons executing this Amendment are duly authorized to execute and deliver this Amendment on Tenant's behalf in accordance with a duly adopted resolution of Tenant's board of directors and Tenant's by-laws; and (c) this Amendment is binding upon Tenant in accordance with its terms. Concurrently with Tenant's execution and delivery of this Amendment to Landlord and/or at any time within ten (10) days of Landlord's request, Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and authorization.

      7. Landlord's Attorneys' Fees. The cap of One Thousand Dollars ($1,000.00) set forth in Section 14.7 of the Lease shall be increased to Four Thousand Five Hundred Dollars ($4,500.00) with respect to the transactions contemplated by the Sublease to RF Magic.

      8. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the "Lease" shall refer to the Lease as amended by this Amendment.

                                                                SEAVIEW PHASE II
                                                                  [WebSideStory]

      IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

                                "Landlord":

                                LNR SEAVIEW, INC., a California corporation

                                By: /s/ Curtis T. Stephensury
                                    ---------------------------------
                                Name: CURTIS T. STEPHENSURY
                                     Title: ASST. VP

                                By:
                                    ---------------------------------
                                Name:
                                      -------------------------------
                                     Title:
                                           --------------------------

                                "Tenant"

                                WEBSIDESTORY, INC.,
                                A Delaware corporation

                                By: /s/ John Hentrich
                                    ---------------------------------
                                Print Name: JOHN HENTRICH
                                     Title: CEO

                                By: /s/ Randall Broberg
                                    ---------------------------------
                                Print Name: RANDALL BROBERG
                                     Title: Sr. V.P.

                                                                SEAVIEW PHASE II
                                                                  [WebSideStory]

                                   EXHIBIT "D"

                            NOTICE OF LEASE TERM DATE

To:   WebSideStory, Inc.

Re: Office Lease dated August 23, 1999 between LNR Seaview, Inc., a California Corporation, Landlord, and WebSideStory, Inc., a Delaware corporation, Tenant, located at 10182 Telesis Court, San Diego, CA 92121 ("Premises").

Gentlemen:

In accordance with the above-referenced Lease, we wish to advise and/or confirm as follows:

1. That the Premises have been accepted by Tenant as being substantially complete in accordance with the Lease, and that there is no deficiency in construction.

2. That Tenant has accepted and is in possession of the Premises, and acknowledges that under the provisions of the Lease, the Term of the Lease for the fifth (5th) and sixth (6th) floors is Eighty-Four (84) months and the fourth (4th) floor is for Seventy-Six (76) months, with two (2) options to renew for five (5) years each. Commenced upon the fifth (5th) and sixth (6th) Floor Commencement Date of January 3, 2000; and the fourth
      (4th) Floor Commencement Date of September 15, 2000 and is currently scheduled to expire on January 31, 2007, subject to earlier termination as provided in the Lease.

3. That in accordance with the Lease, rental payment has commenced for the fifth (5th) and sixth (6th) floors on January 3, 2000 and for the fourth
      (4th) floor on September 15, 2000.

4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your rent checks should be made payable to LNR Seaview, Inc. at 10180 Telesis Court, Suite 330, San Diego, CA 92121.

6. The exact number of rentable square feet within the Premises is 61,211 square feet. The exact number of usable square feet within the Premises is 57,540 square feet.

7. Tenant's Percentage, as adjusted based upon the exact number of Rentable Square Feet within the Premises, is 26.6%, in accordance with Section 1.3 of the Lease, and Section 1.9 of the Summary.

                                                                SEAVIEW PHASE II
                                                              [WebSideStory,Inc.

                                   EXHIBIT "D"

8. Tenant's combined basic Monthly Rent schedule for suites 400, 500 and 600 to be as follows:

Months    Square Feet*    Monthly Rent*
---------------------------------------
 1-4         25,000        $ 48,750,00
 5-8         30,000        $ 58,500.00
  9          61,211**      $ 99,931.13
10-12        61,211        $119,361.45
13-24        61,211        $123,539.10
25-36        61,211        $127,862.97
37-48        61,211        $132,338.18
49-60        61,211        $136,970.02
61-72        61,211        $141,763.98
73-84        61,211        $146,725.71

* Per lease rent based on 25,000sf Months 1-4; paying based on 30,000sf Months 5-8 although tenant is occupying full two (2) floors of 39,859sf.

** Per fourth floor commencement on 9/15/00

                               AGREED AND ACCEPTED

TENANT:                                  LANDLORD:

WEBSIDESTORY, Inc.,                      LNR Seaview, Inc.,
a Delaware corporation                   a California corporation

By: /s/ John Hentrich                    By: /s/ CURTIS J. STEPHENSURY
    ----------------------------             ---------------------------------
    Print Name: JOHN HENTRICH                Print Name: CURTIS J. STEPHENSURY
    Print Title: CEO                         Print Title: ASST. V.P.

                                                                SEAVIEW PHASE II
                                                            [WebSideStory, Inc.]

                                   EXHIBIT "D"

                                       -2-